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                                                                    Exhibit 21.1


                              List of Subsidiaries


VantageNet, Inc. (Minnesota)
North Sky, Inc. (Delaware)
ExpertCentral.com, Inc. (Delaware)
Sombasa Media Inc. (Delaware)